Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-130748 on Form S-1 of our report dated March 24, 2006, relating to the consolidated financial statements and financial statement schedule of UCN, INC and subsidiaries, appearing in the Annual Report on Form 10-K of UCN, INC and subsidiaries for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Salt Lake City, Utah

March 24, 2006